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                                                        Exhibit Index on Page 3


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934






           Date of Report (Date of earliest event reported): June 9, 2000


                               AmBase Corporation
               (exact name of registrant as specified in its charter)



            Delaware                 1-7265                   95-2962743
          (State or other         (Commission               (I.R.S. Employer
            jurisdiction           File Number)            Identification No.)
          of incorporation)



           51 Weaver Street, Building 2, Greenwich, CT               06831-5155
             (Address of principal executive offices)                (Zip Code)



             Registrant's telephone number, including area code: (203) 532-2000








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Item 5.  Other Events

         On June 9, 2000 AmBase Corporation (the "Company") announced that it entered into a settlement agreement with Zurich SF Holdings LLC (f/k/a Reorganized Home Holdings, Inc.) ("SF Holdings") settling the disputed claims relating to the April 1999, complaint the Company filed in the Supreme Court of New York. Pursuant to the settlement agreement, AmBase received, among other things, $8,250,000 from SF Holdings.
         In addition, an affiliate of SF Holdings has deposited $9,500,000 in an interest bearing escrow account(the "Escrow Account") to be used to pay 50% of certain expenses and/or tax obligations, if any, up to the amount in the Escrow Account in connection with the dispute with
         the Internal  Revenue Service ("IRS")over  the  Netherlands   Antilles
         Withholding Taxes Issue which is currently pending before the United States Tax Court. Upon final resolution of the Netherlands Antilles Withholding Tax Issue with the IRS and payment of outstand-ing expenses, the residual of the Escrow Account, if any, will be delivered to an affiliate of SF Holdings.

         For a more complete discussion of the Company's affairs, refer to AmBase Corporation's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2000 as filed with the Securities and Exchange Commission.




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Item 7.  Financial Statements and Exhibits

         (c)      Exhibits:

                  99.1   Copy of Registrant's press release dated June 9, 2000.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             AmBase Corporation




                             By:    John P. Ferrara
                                    Vice President, Chief Financial Officer
                                    and Controller
                                   (Principal Financial and Accounting Officer)


                             Date:  June 9, 2000





                                  EXHIBIT INDEX

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Exhibit                                  Description                                    Page No.
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  99.1                                   Copy of Registrant's press release                  4
                                         dated June 9, 2000
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